Exhibit 99.1

Dec. 19, 2007	CONTACT:
Alfredo Garcia Phone: 281-408-1204
EAGLE ROCK ENERGY PARTNERS, L.P. ANNOUNCES RESIGNATION OF CHIEF
FINANCIAL OFFICER, NAMES INTERIM CHIEF FINANCIAL OFFICER
HOUSTON — Eagle Rock Energy Partners, L.P. (Nasdaq: EROC) (“Eagle Rock” or the “Partnership”) announced today the resignation of Richard W. FitzGerald as senior vice president, chief financial officer and treasurer of Eagle Rock Energy G&P, LLC (“Eagle Rock G&P”), the general partner of the general partner of the Partnership, to be effective at the close of business on December 28, 2007. Mr. FitzGerald informed the Eagle Rock G&P that he is leaving for personal family reasons.
The Board of Directors of Eagle Rock G&P has named Mr. Alfredo Garcia as interim chief financial officer, to be effective at the close of business on December 28, 2007. In addition to his new role as interim chief financial officer, Mr. Garcia will retain his position as senior vice president of corporate development. Mr. Garcia recently held the position of acting chief financial officer of the Partnership from July through November of this year, during the period in which Mr. FitzGerald was absent. Mr. Garcia also served as chief financial officer of Eagle Rock’s predecessor entities from February 2004 through August 2006 and was instrumental in the early stage consolidation, growth through acquisitions and development of Eagle Rock’s predecessor entities leading to the Partnership’s Initial Public Offering in October 2006.

The Board of Directors of Eagle Rock Energy G&P, LLC has initiated a search for a permanent chief financial officer, and the Board intends to look both internally and externally for candidates to fill the position.
Joseph A. Mills, chairman and chief executive officer of Eagle Rock, stated, “Eagle Rock is thankful for the many contributions of Mr. FitzGerald over the past year and a half. Rick was instrumental in navigating difficult accounting and financial issues surrounding Eagle Rock’s initial public offering and the convergence of Eagle Rock as a midstream, upstream and minerals conglomerate. Rick’s departure from Eagle Rock at the end of this month is for personal family reasons, and we wish him well in all his future endeavors.”
Mr. Mills continued, “The Board and I intend to conduct an exhaustive search for a chief financial officer. We are uncertain of the duration of the search at this time, but we are confident in the strength of Alfredo and our core accounting, treasury and financial-reporting personnel during this interim period. The ranks have been bolstered recently by several strategic hires in internal audit, financial reporting and treasury, and Alfredo is the right person to lead the group through this transition.”
Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.
This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.

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